Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Perry Ellis International, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated April 18, 2008, appearing in the Annual Report on Form 10-K of Perry Ellis International, Inc. for the year ended January 31, 2008.

/s/ Deloitte & Touche LLP

Miami, Florida

June 30, 2008